SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       May 16, 2001

                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                      0-19278                   13-3357370
(State or other jurisdiction (Commission file Number) (IRS Identification No.) of incorporation)

         51 James Way, Eatontown, New Jersey           07724
       (Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code        (732) 542-2800

          (Former name or former address, if changed since last report)

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                              Item 5. Other Events

Osteotech, Inc. announced today that the United States Court of Appeals for the Federal Circuit has denied GenSci's petition for writ of mandamus. In its petition, GenSci sought to have the Federal Circuit direct the United States District Court for the Central District of California to vacate its March 22, 2001 order denying GenSci's motion to withdraw its admissions that DynaGraft is osteogenic (osteoinductive), and that DynaGraft contains new bone growth-inducing amounts of demineralized osteogenic bone powder. In denying GenSci's petition, the Court of Appeals held that the District Court did not abuse its discretion in refusing to allow GenSci to withdraw its admissions because GenSci continued to represent to both the Court and the public that it believes the DynaGraft products are osteogenic (osteoinductive).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 21, 2001

                                                   OSTEOTECH, INC.
                                        ----------------------------------------
                                                    (Registrant)


                                        By:   /s/ Michael J. Jeffries
                                            ------------------------------------
                                              MICHAEL J. JEFFRIES
                                              Executive Vice President,
                                              Chief Financial Officer
                                              (Principal Financial Officer
                                               and Principal Accounting Officer)